Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-21173), (Form S-3 No. 333-38219), (Form S-3 No. 333-57855),
(Form S-3 No. 333-68209), (Form S-3 No. 333-48380), (Form S-3 No. 333-64262),
(Form S-3 No. 333-91090), (Form S-3 No. 333-113531) of Hollywood Media Corp. and in the related Prospectus', in the Registration Statements (Form S-8 No. 333-14659) and (Form S-8 No. 333-45098) pertaining to the 1993 Stock Option Plan, as amended, and Directors Stock Option Plan, (Form S-8 No. 333-62152) pertaining to the Hollywood Media Corp. 2000 Stock Incentive Plan, 401(k) Plan and the Director's Stock Option Plan and (Form S-8 No. 333-114176) pertaining to the Hollywood Media Corp. 2000 Stock Incentive Plan as Amended October 30, 2003 and the Hollywood Media Corp. Directors Stock Option Plan as Amended May 1, 2003, of our report dated March 28, 2005, with respect to the consolidated financial statements of Hollywood Media Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                             /s/ Ernst & Young LLP
                                             Certified Public Accountants

Fort Lauderdale, Florida
March 28, 2005